                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box

     [X]  Preliminary Proxy Statement

     [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [ ]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
--------------------------------------------------------------------------------

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement no.:

     (3)  Filing Party:

     (4)  Date Filed:

                        L-3 COMMUNICATIONS HOLDINGS, INC.

                                   [L-3 LOGO]

To Our Stockholders:

         On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of L-3 Communications Holdings, Inc., to be held at 2:30 p.m., eastern daylight time, on Tuesday, April 23, 2002, at the Rihga Royal Hotel located at 151 West 54th Street, New York, NY. The formal notice and proxy statement for the Annual Meeting are attached to this letter.

         To have your vote recorded, you should vote by telephone or over the Internet or sign, date and return your proxy card in the enclosed envelope as soon as possible, even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the meeting. If you decide to attend, you can still vote your shares in person, if you wish. Please let us know whether you plan to attend the meeting by marking the appropriate box on the proxy card or indicating your plans when prompted over the telephone or Internet voting systems.

         On behalf of the Board of Directors, I thank you for your cooperation and look forward to seeing you on April 23rd.

                                      Very truly yours,

                                      /s/ Frank C. Lanza

                                      Frank C. Lanza

                                      Chairman and Chief Executive Officer

                        L-3 COMMUNICATIONS HOLDINGS, INC.

                                     [L-3 LOGO]

                        NOTICE OF 2002 ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT

         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of L-3 Communications Holdings, Inc. will be held at the Rihga Royal Hotel, 151 West 54th Street, New York, New York on Tuesday, the 23rd day of April, 2002, at 2:30 p.m., eastern daylight time, for the following purposes:

     1.   Election of three Class I Directors whose terms expire in 2005;

     2. Approval of an amendment to our Amended and Restated Certificate of Incorporation to (i) increase the number of authorized shares of common stock, par value $.01 per share (the "Common Stock") from 100,000,000 to 300,000,000 and (ii) increase the number of authorized shares of preferred stock (the "Preferred Stock") from 25,000,000 to 50,000,000;

     3.   Ratification of the appointment of our independent auditors for 2002;
          and

     4. Transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors,


                                           /s/ Christopher C. Cambria

                                           Christopher C. Cambria
                                           Senior Vice President, Secretary and
                                           General Counsel

March __, 2002

--------------------------------------------------------------------------------
                                   IMPORTANT

WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE OVER THE TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. YOU MAY REVOKE YOUR PROXY IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARE IN PERSON.
--------------------------------------------------------------------------------

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016

                            -------------------------

                                 PROXY STATEMENT

         This proxy statement is furnished to the holders of the common stock, par value $0.01 per share of L-3 Communications Holdings, Inc. in connection with the solicitation of proxies for use at the 2002 Annual Meeting of Stockholders to be held at the Rihga Royal Hotel, 151 West 54th Street, New York, New York at 2:30 p.m., eastern daylight time, on Tuesday, April 23, 2002 (the "Annual Meeting").

                                   RECORD DATE

         The board of directors has fixed the close of business on March 15, 2002 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record at the Record Date (the "Stockholders") are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof, in person or by proxy. At the Record Date, there were 39,608,831 shares of our common stock outstanding. This proxy statement, the accompanying proxy card and our Annual Report to stockholders are intended to be mailed on or about April 1, 2002 to each Stockholder entitled to vote at the Annual Meeting.

                                     PROXIES

         The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting and any adjournments of the Annual Meeting, and the expenses of solicitation of proxies will be borne by us. The solicitation will be made primarily by mail, but our officers and regular employees may also solicit proxies by telephone, telegraph, facsimile or in
person. We also have retained            to assist in soliciting proxies. Each
holder of common stock is entitled to one vote for each share of our common stock held. The holders in person or by proxy of a majority of the common stock entitled to be voted at the Annual Meeting shall constitute a quorum.

         Each Stockholder may appoint a person (who need not be a shareholder) other than the persons named in the enclosed proxy to represent him or her at the meeting by completing another proper proxy. In either case, such completed proxy should be returned in the enclosed envelope provided for that purpose for delivery before the meeting or should be delivered to our Secretary at 600 Third Avenue, New York, New York 10016, not later than 5 p.m., eastern daylight time, on Monday, April 22, 2002.

         Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the proxy upon our receipt, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or in the case of death or incapacity of the person(s) executing the proxy, of written notice of such death or incapacity, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. WHERE A CHOICE HAS NOT BEEN SPECIFIED ON THE PROXY CARD, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF YOUR BOARD OF DIRECTORS.

         Assuming a quorum is present, a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for the election of directors and for approval of all other items submitted to Stockholders for their consideration. Abstentions and instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes") will be counted for purposes of determining a quorum, but will not be counted as either voting for or against any proposal.

                         VOTING BY TELEPHONE OR INTERNET

         Instead of submitting your vote by mail on the enclosed proxy card, you can vote by telephone or over the Internet. The telephone and Internet voting procedures, which comply with Delaware law, are designed to authenticate Stockholders' identities, to allow Stockholders to vote their shares and to confirm that their instructions have been properly recorded.

         Voting your proxy by mail, telephone or the Internet will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other record holder, you must obtain a proxy from the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the Annual Meeting.

         Stockholders with shares registered directly in their name in our stock records maintained by our transfer agent, EquiServe Trust Company, N.A., may vote their shares (1) by making a toll-free telephone call from the U.S. and Canada to EquiServe at 1-877-PRX-VOTE (1-877-779-8683), (2) by submitting their proxy over the Internet at the following address on the World Wide Web: http://www.eproxyvote.com/lll, or (3) by mailing their signed proxy card. Specific instructions to be followed by registered Stockholders are set forth on the enclosed proxy card. Proxies submitted by telephone or over the Internet as described above must be received by 5:00 p.m., eastern daylight time, on April 22, 2002.

REVOCATION OF PROXIES SUBMITTED BY TELEPHONE OR INTERNET

         To revoke a proxy previously submitted by telephone or over the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked, or by attending the meeting and voting in person.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         Our Amended and Restated Certificate of Incorporation and the Bylaws provide for a board of directors whose number shall be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors. We have eight directors. Our Amended and Restated Certificate of Incorporation provides for a classified board of directors divided into three classes as follows: Frank
C. Lanza, Robert V. LaPenta, Robert B. Millard and John M. Shalikashvili constitute a class with a term that expires at the upcoming annual meeting (the "Class I Directors"); Thomas A. Corcoran, John E. Montague and Alan H. Washkowitz constitute a class with a term that expires at the annual meeting in 2004 (the "Class II Directors"); and Arthur L. Simon constitutes a class with a term that expires at the annual meeting in 2003 (the "Class III Director"). The audit committee, acting as the nominating committee, has nominated, and the full board of directors has ratified, the following slate of Class I nominees for a three year term expiring in 2005: Mr. Lanza, Mr. LaPenta and Mr. Shalikashvili. Action will be taken at the Annual Meeting for the election of these Class I Director nominees. Mr. Millard has resigned from his position as a Class I Director, effective at the upcoming annual meeting, and has been elected by the board of directors to fill a vacancy as a Class III Director. Mr. Millard's term as a Class III Director will expire at the annual meeting in 2003.

         It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Mr. Lanza, Mr. LaPenta and Mr. Shalikashvili, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election for any presently unforeseen reason, the person named in the proxy will have the right to use his discretion to vote for a substitute.

         The following information details offices held, other business directorships, the classes and terms of the nominees and each director whose term of office will continue after the 2002 Annual Meeting. Beneficial ownership of equity securities of the nominees is shown under the caption "Security Ownership of Management" on page 9.

             NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2002


                  CLASS I -NOMINEES FOR TERMS EXPIRING IN 2005

NAME                              AGE                   PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------------      ---------     -----------------------------------------------------------------
Frank C. Lanza...........          70        Chairman and Chief Executive Officer and Director since April
                                             1997. From April 1996, when Loral Corporation was acquired by Lockheed Martin Corporation, until April 1997, Mr. Lanza was Executive Vice President of Lockheed Martin, a member of
                                             Lockheed Martin's Executive Council and Board of Directors
                                             and President and Chief Operating Officer of Lockheed
                                             Martin's command, control, communications and intelligence
                                             ("C(3)I") and Systems Integration Sector, which comprised
                                             many of the businesses Lockheed Martin acquired from Loral.
                                             Prior to the April 1996 acquisition of Loral, Mr. Lanza was
                                             President and Chief Operating Officer of Loral, a position he held since 1981. He joined Loral in 1972 as President of its largest division, Electronic Systems. His earlier
                                             experience was with Dalmo Victor and Philco Western
                                             Development Laboratory.



Robert V. LaPenta........          56        President and Chief Financial Officer and Director since
                                             April 1997. From April 1996, when Loral was acquired by
                                             Lockheed Martin, until April 1997, Mr. LaPenta was a Vice
                                             President of Lockheed Martin and was Vice President and
                                             Chief Financial Officer of Lockheed Martin's C(3)I and
                                             Systems Integration Sector. Prior to the April 1996
                                             acquisition of Loral, he was Loral's Senior Vice President and Controller, a position he held since 1981. He joined
                                             Loral in 1972 and was named Vice President and Controller of its largest division in 1974. He became Corporate Controller in 1978 and was named Vice President in 1979. Mr. LaPenta is on the Board of Trustees of Iona College, the Board of
                                             Trustees of The American College of Greece and the Board of
                                             Directors of Core Software Technologies.

NAME                              AGE                   PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------------      ---------     -----------------------------------------------------------------
John M. Shalikashvili....          65        Director since August 1998. Chairman of the audit committee.
                                             General Shalikashvili (U.S. Army-ret.) is an independent
                                             consultant and a Visiting Professor at Stanford University.
                                             General Shalikashvili was the senior officer of the United
                                             States military and principal military advisor to the
                                             President of the United States, the Secretary of Defense and
                                             National Security Council by serving as the thirteenth
                                             Chairman of the Joint Chiefs of Staff, Department of
                                             Defense, for two terms from 1993 to 1997. Prior to his
                                             tenure as Chairman of the Joint Chiefs of Staff, he served as the Commander in Chief of all United States forces in
                                             Europe and as NATO's tenth Supreme Allied Commander, Europe
                                             (SACEUR). He has also served in a variety of command and
                                             staff positions in the continental United States, Alaska,
                                             Belgium, Germany, Italy, Korea, Turkey and Vietnam. General
                                             Shalikashvili is a director of The Boeing Company, United
                                             Defense Industries Inc., and Frank Russell Trust Company.

         The nominees for election to the board of directors are hereby proposed for approval by the Stockholders. The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting will be necessary to approve each nominee.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

         DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2002 ANNUAL MEETING AND WHO ARE NOT SUBJECT TO ELECTION THIS YEAR.

                 CLASS II - DIRECTORS WHOSE TERMS EXPIRE IN 2004

NAME                              AGE                   PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------------      ---------     -----------------------------------------------------------------
Thomas A. Corcoran.......         57         Director since July 1997.  Member of the audit committee.
                                             Since March 2001, Mr. Corcoran has been the President and
                                             Chief Executive Officer of Gemini Air Cargo. Mr. Corcoran is
                                             also president of Corcoran Enterprises, a private management consulting firm. Mr. Corcoran was the President and Chief
                                             Executive Officer of Allegheny Teledyne Incorporated from
                                             October 1999 to December 2000. From October 1998 to
                                             September 1999, he was President and Chief Operating Officer
                                             of the Space & Strategic Missiles Sector of Lockheed Martin
                                             Corporation. From March 1995 to September 1998 he was the
                                             President and Chief Operating Officer of the Electronic
                                             Systems Sector of Lockheed Martin Corporation. From 1993 to
                                             1995, Mr. Corcoran was President of the Electronics Group of
                                             Martin Marietta Corporation. Prior to that he worked for
                                             General Electric for 26 years and from 1983 to 1993 he held various management positions with GE Aerospace and was a
                                             company officer from 1990 to 1993. Mr. Corcoran is a member of the Board of Trustees of Worcester Polytechnic Institute,
                                             the Board of Trustees of Stevens Institute of Technology and
                                             the Board of Directors of REMEC Corporation.



                                       4


  John E. Montague......        48           Director since April 1997. Member of the compensation
                                             committee. Mr. Montague has been Vice President, Financial
                                             Strategies of Lockhead Martin Corporation since August 2001.
                                             From September 1998 to August 2001, he was Vice President
                                             and Chief Financial Officer of Lockheed Martin Global
                                             Telecommunications, Inc., a wholly owned subsidiary of
                                             Lockheed Martin. He served as Vice President, Financial
                                             Strategies at Lockheed Martin responsible for mergers,
                                             acquisitions and divestiture activities and shareholder
                                             value strategies from March 1995 until September 1998.
                                             Previously, he was Vice President, Corporate Development and
                                             Investor Relations at Martin Marietta Corporation from 1991 to 1995. From 1988 to 1991, he was Director of Corporate
                                             Development at Martin Marietta Corporation, which he joined in 1977 as a member of the engineering staff. Mr. Montague is a director of Rational Software Corporation.

  Alan H. Washkowitz....        61           Director since April 1997. Member of the compensation
                                             committee. Mr. Washkowitz is a Managing Director of Lehman
                                             Brothers Inc. and head of the Merchant Banking Group, and is responsible for the oversight of Lehman Brothers Inc.
                                             Merchant Banking Portfolio Partnership L.P. Mr. Washkowitz
                                             joined Lehman Brothers Inc. in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers. Mr. Washkowitz is a director of
                                             Peabody Energy Corporation.

                 CLASS III -DIRECTOR WHOSE TERM EXPIRES IN 2003

NAME                             AGE                   PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------------      --------      -----------------------------------------------------------------
Arthur L. Simon..........         70         Director since April 2000. Member of the audit committee.
                                             Mr. Simon is an independent consultant. Before his
                                             retirement, Mr. Simon was a partner at Coopers & Lybrand
                                             L.L.P., Certified Public Accountants, from 1968 to 1994. He is a director of Loral Space & Communications, Inc.

          CLASS III - ELECTED BY THE BOARD OF DIRECTORS TO FILL VACANCY

NAME                             AGE                      PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------------      ---------     -----------------------------------------------------------------
Robert B. Millard........         51         Director since April 1997. Chairman of the compensation
                                             committee. Mr. Millard is a Managing Director of Lehman
                                             Brothers Inc., head of Lehman Brothers' Principal Trading &
                                             Investments Group and principal of the Merchant Banking
                                             Group. Mr. Millard joined Kuhn Loeb & Co. in 1976 and became a Managing Director of Lehman Brothers Inc. in 1983. Mr.
                                             Millard is a director of GulfMark International, Kirch Media
                                             GmbH and Weatherford International, Inc.


           THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

         Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and two standing committees: the audit and compensation committees. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues. We have no nominating committee; however, the audit committee has agreed to perform the functions of the nominating committee. Each executive officer serves at the discretion of the board of directors. During the fiscal year ended December 31, 2001, the board of directors held four regularly scheduled meetings and one special meeting. All of our directors attended at least 75% of the combined number of board of directors meetings and committee meetings during the past fiscal year.

         The audit committee currently consists of Messrs. Corcoran, Shalikashvili (Chairman) and Simon. This committee, which met five times during 2001, is responsible generally for recommending to the board of directors the independent accountants to be nominated to audit our financial statements; approving the compensation of the independent accountants; meeting with our independent accountants to review the proposed scope of the annual audit of our financial statements; reviewing the findings of the independent accountants with respect to the annual audit; and reviewing with management and the independent accountants our periodic financial reports prior to our filing them with the SEC and reporting annually to the board of directors with respect thereto. In addition, the audit committee, acting as the nominating committee, nominated the Class I members for reelection to the board of directors.

         The compensation committee consists of Messrs. Millard (Chairman), Montague and Washkowitz. This committee, which met one time and acted by written consent three times during 2001, is responsible for administering our 1997 Stock Option Plan for Key Employees (the "1997 Plan") and our 1999 Long Term Performances Plan (the "1999 Plan") and has limited authority to adopt amendments to those plans. This committee is also responsible for recommending to the board of directors the salaries to be paid to our Chief Executive Officer and the President, and reviewing and approving the Chief Executive Officer's and the President's other annual cash compensation and long-term incentives and the total compensation to be paid to certain of our other executive officers.

COMPENSATION OF DIRECTORS

         The directors who are also our employees or employees of our subsidiaries or affiliates do not receive compensation for their services as directors. The non-affiliated directors receive annual compensation of $30,000 for service on the board of directors, of which $25,000 is paid in cash, and $5,000 is paid in shares of our common stock. In addition, non-affiliated directors receive an annual stock option grant of 1,500 shares of our common stock, which will vest in three equal annual installments. The non-affiliated directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof. In addition, the non-affiliated directors will be compensated $1,000 per meeting attended, including committee meetings, up to a maximum of $2,000 per day.

         Non-affiliated directors may defer up to 100 percent of the cash portion of their annual cash compensation (including meeting fees) otherwise payable to the director. Subject to certain limitations, a participating director's deferred compensation will be distributed in a lump sum on, or distribution in annual installments commencing on, the 30th day following the date he or she ceases to be a director. Deferral elections are irrevocable during any calendar year and must be made before the beginning the calendar year in which his/her compensation is earned. Interest is accrued on deferred amounts. Depending on a director's investment election, deferred amounts earn interest at a rate based on the 90-day U.S. Government Treasury Bill or the performance of our common stock.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Set forth below is certain information regarding each of our current executive officers, other than Messrs. Lanza and LaPenta who are presented under "Nominees For Election to the Board of Directors in 2002-- Class I -- Nominees for Terms Expiring in 2005".

NAME                               AGE                     PRINCIPAL OCCUPATION AND OTHER INFORMATION
----------------------------     -------         ------------------------------------------------------------------------
Christopher C. Cambria......        43          Senior Vice President--Secretary and General Counsel. Mr. Cambria
                                                became a Senior Vice President in March 2001. He joined us in June 1997



                                       6



NAME                               AGE             PRINCIPAL OCCUPATION AND OTHER INFORMATION
----------------------------     -------   ------------------------------------------------------------------------
                                           as Vice President--General Counsel and Secretary. From 1994
                                           until joining us, Mr. Cambria was an associate with Fried,
                                           Frank, Harris, Shriver & Jacobson. From 1986 until 1993, he was an associate with Cravath, Swaine & Moore.

Michael T. Strianese.........       46     Senior Vice President--Finance. Mr. Strianese became a
                                           Senior Vice President in March 2001. He joined us in April
                                           1997 as Vice President--Finance and Controller and was our
                                           Controller until July 2000. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Strianese was Vice President and Controller of Lockheed Martin's C(3)I
                                           and Systems Integration Sector. From 1991 to the April 1996
                                           acquisition of Loral, he was Director of Special Projects at
                                           Loral. Mr. Strianese is a Certified Public Accountant.

Jimmie V. Adams..............       65     Vice President--Washington, D.C. Operations. General Jimmie
                                           V. Adams (U.S.A.F.-ret.) joined us in May 1997. From April
                                           1996 until April 1997, he was Vice President of Lockheed
                                           Martin's Washington Operations for the C(3)I and Systems
                                           Integration Sector. Prior to the April 1996 acquisition of
                                           Loral, he had held the same position at Loral since 1993.
                                           Before joining Loral in 1993, he was Commander in Chief,
                                           Pacific Air Forces, Hickam Air Force Base, Hawaii, capping a
                                           35-year career with the U.S. Air Force. He was also Deputy
                                           Chief of Staff for plans and operation for U.S. Air Force
                                           headquarters and Vice Commander of Headquarters Tactical Air
                                           Command and Vice Commander in Chief of the U.S. Air Forces
                                           Atlantic at Langley Air Force Base. He is a command pilot
                                           with more than 141 combat missions.

David T. Butler III...........      45     Vice President--Planning. Mr. Butler became a Vice President in December 2000. He joined us in 1997 as our corporate
                                           Director of Planning and Strategic Development. Prior to
                                           joining us, he was the Controller for Lockheed Martin
                                           Fairchild Systems from 1996 to 1997. Prior to the
                                           acquisition of Loral, Mr. Butler was Controller of Loral
                                           Fairchild Systems from 1992 to 1996. From 1981 to 1992 Mr.
                                           Butler held a number of financial positions with Loral
                                           Electronic Systems.

Ralph G. D'Ambrosio............     34     Vice President and Controller. Mr. D'Ambrosio became Vice
                                           President in 2001 and Controller in August 2000. He joined us in August 1997, and until July 2000 was our Assistant
                                           Controller. Prior to joining us, he was a senior manager
                                           at Coopers & Lybrand L.L.P., where he held a number of
                                           positions since 1989. Mr. D'Ambrosio is a Certified Public
                                           Accountant.

Joseph S. Paresi..............      46     Vice President--Product Development and President of the
                                           Security Systems Division. Mr. Paresi joined us in April
                                           1997. From April 1996 until April 1997, Mr. Paresi was
                                           Corporate Director of Technology for Lockheed Martin's C(3)I
                                           and System Integration Sector. Prior to the April 1996
                                           acquisition of Loral, Mr. Paresi was Corporate Director of
                                           Technology for Loral, a position he held since 1993. From
                                           1978 to 1993, Mr. Paresi was a Systems Engineer, Director of
                                           Marketing and Director of International Programs at Loral
                                           Electronic Systems.

Robert RisCassi...............      66     Vice President--Washington, D.C. Operations. General Robert
                                           W. RisCassi (U.S. Army-ret.) joined us in April 1997. From
                                           April 1996 until April 1997, he was Vice President of Land
                                           Systems for Lockheed Martin's C(3) I and Systems Integration
                                           Sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993. He joined Loral in 1993 after retiring as U.S. Army Commander in Chief,
                                           United Nations Command/Korea. His 35-year military career
                                           included posts as Army Vice Chief of Staff; Director, Joint
                                           Staff, Joint Chiefs of Staff; Deputy Chief of Staff for
                                           Operations and Plans; and Commander of the Combined Arms



                                       7

NAME                               AGE                PRINCIPAL OCCUPATION AND OTHER INFORMATION
----------------------------     -------   ---------------------------------------------------------------
                                           Center. General RisCassi is currently a director of Alliant
                                           Techsystems Inc.

Charles J. Schafer.............     54     Vice President--Business Operations and President of the
                                           Products Group. Mr. Schafer was appointed President of the
                                           Products Group in September 1999. He joined us in August
                                           1998 as Vice President--Business Operations. Prior to August
                                           1998, he was President of Lockheed Martin's Tactical Defense
                                           Systems Division, a position he also held at Loral since
                                           September 1994. Prior to the April 1996 acquisition of
                                           Loral, Mr. Schafer held various executive positions with
                                           Loral, which he joined in 1984.

Stephen M. Souza...............     49     Vice President and Treasurer. Mr. Souza joined us in August
                                           2001. Prior to joining us he was the Treasurer of ASARCO
                                           Inc. from 1999 to August 2001 and assistant treasurer from
                                           1992 to 1999.

Jill H. Wittels................     52     Vice President--Business Development. Ms. Wittels joined us in March 2001. From July 1998 to February 2001 she was
                                           president and general manager of BAE Systems' Information
                                           and Electronic Warfare Systems/Infrared and Imaging Systems
                                           division and its predecessor company. From January 1997 to
                                           July 1998, Ms. Wittels was Vice President - Business
                                           Development and Operations for IR Focalplane Products at
                                           Lockheed Martin. Ms. Wittels is on the Board of Overseers
                                           for the Department of Energy's Fermi National Accelerator Lab.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         As of March 15, 2002, there were 39,608,831 shares of our common stock outstanding. We know of no person who, as of March 15, 2002, beneficially owned more than five percent of the common stock, except as set forth below.

                                         AMOUNT AND NATURE
                                           OF BENEFICIAL             PERCENT
NAME OF BENEFICIAL OWNER                     OWNERSHIP              OF CLASS(1)
--------------------------------------   -----------------          -----------

Citigroup Inc.(2)
153 East 53rd Street
New York, New York 10043..............       5,426,024                   13.7%

Frank C. Lanza(3)
c/o L-3 Communications Holdings, Inc.
600 Third Avenue, 34th Floor
New York, New York 10016..............       2,389,957                    5.9%

Robert V. LaPenta(4)
c/o L-3 Communications Holdings, Inc.
600 Third Avenue, 34th Floor
New York, New York 10016..............       2,567,593                    6.4%

------------------
(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at March 15, 2002.

(2) Based on a Schedule 13G/A filed with the S.E.C., dated January 24, 2002, in which Citigroup Inc. reported that it had shared voting and dispositive power over 5,426,024 shares of common stock.

(3) The shares of common stock beneficially owned includes 914,286 shares issuable under employee stock options and exercisable within 60 days of March 15, 2002.

(4) The shares of common stock beneficially owned includes 814,286 shares issuable under employee stock options and exercisable within 60 days of March 15, 2002 and 336 shares allocated to the account of Mr. LaPenta under our savings plans.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by our executive officers, our directors, and by all of our current executive officers and directors as a group. Except as otherwise indicated, all information listed below is as of March 15, 2002.

                                                                      SHARES OF         PERCENTAGE OF
                                                                        COMMON            SHARES OF
                                                                        STOCK               COMMON
                                                                     BENEFICIALLY           STOCK
NAME OF BENEFICIAL OWNER                                              OWNED(1)(2)       OUTSTANDING(3)
------------------------------------------------------------------  -------------     -----------------
Directors and Executive Officers
    Frank C. Lanza.................................................   2,389,957             5.9%
    Robert V. LaPenta..............................................   2,567,593             6.4%
    Michael T. Strianese...........................................      42,147             --
    Christopher C. Cambria.........................................      24,552             --
    Charles J. Schafer.............................................      13,807             --
    Thomas A. Corcoran(5)..........................................       2,500             --
    Robert B. Millard(4)(6)........................................      69,089             --
    John E. Montague(5)............................................       2,500             --
    John M. Shalikashvili(5).......................................       2,788             --
    Arthur L. Simon(5).............................................       4,076             --
    Alan M. Washkowitz(4)(7).......................................     134,861             --
Directors and Executive Officers as a Group (18 persons)(8)........   5,318,552            12.8%

----------------
(1) The shares of our common stock beneficially owned include the number of shares (i) issuable under employee stock options and exercisable within 60 days of March 15, 2002 and (ii) allocated to the accounts of executive officers under our savings plans. Of the number of shares shown above, (i) the following represent shares that may be acquired upon exercise of employee stock options for the accounts of: Mr. Lanza, 914,286 shares; Mr. LaPenta, 814,286 shares; Mr. Strianese, 41,833 shares, Mr. Cambria, 24,233 shares and Mr. Schafer, 13,500 shares; and (ii) the following represent shares allocated under our saving plans to the accounts of: Mr. LaPenta, 336 shares; Mr. Strianese, 314 shares; Mr. Cambria, 319 shares; and Mr. Schafer, 307 shares.

(2) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(3) Share ownership does not exceed one percent of the class unless otherwise indicated. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at March 15, 2002.

(4) Robert B. Millard and Alan H. Washkowitz, each of whom is a member of our board of directors, are each a Managing Director of Lehman Brothers Inc. As limited partners of Lehman Brothers Capital Partners III, L.P., Messrs. Millard and Washkowitz may be deemed to share beneficial ownership of shares of our common stock held by Lehman Brothers Capital Partners III, L.P. Such individuals disclaim any such beneficial ownership.

(5) Includes 2,500 shares issuable and exercisable under director stock options within 60 days of March 15, 2002 in the case of Messrs. Corcoran, Montague, and Shalikashvili and 1,000 shares in the case of Mr. Simon.

(6) Includes 52,639 shares owned by a charitable foundation of which Mr. Millard and his wife are the sole trustees, and as to which Mr. Millard disclaims beneficial ownership.

(7) Includes 55,665 shares in trust, for the benefit of Mr. Washkowitz's children, for which Mr. Washkowitz and his wife are co-trustees and as to which Mr. Washkowitz disclaims beneficial ownership.

(8) Includes 1,873,954 shares issuable under employee stock options and exercisable under employee stock options within 60 days of March 15, 2002, and 5,794 shares allocated to the accounts of executive officers under our savings plans.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

         The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and each of our four other most highly compensated executive officers who served in such capacities as of December 31, 2001, collectively referred to herein as the named executive officers, for services rendered to us during each of the last three years.

                                                                                LONG TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                             -----------------
                                                           ANNUAL               SECURITIES
                                                       COMPENSATION             UNDERLYING            ALL OTHER
                                                  ------------------------         STOCK            COMPENSATION
       NAME AND PRINCIPAL POSITION          YEAR    SALARY ($)    BONUS ($)      OPTIONS (#)           ($)(1)
----------------------------------------    ----  ------------- -----------  -----------------  ----------------------

                                            2001    $ 750,000    $ 750,000            --          $  11,125
Frank C. Lanza                              2000      750,000      500,000            --              6,858
(Chairman and Chief Executive Officer)..    1999      750,000      200,000            --              9,536

Robert V. LaPenta                           2001      545,577      650,000            --             34,306
(President and Chief Financial              2000      500,000      400,000            --             32,907
   Officer).............................    1999      500,000      200,000            --             27,900

                                            2001      255,000      300,000        27,000             13,790
Michael T. Strianese                        2000      209,673      225,000            --             73,515
(Senior Vice President, Finance)........    1999      180,000      175,000        47,500             69,969

Christopher C. Cambria                      2001      235,000      300,000        27,000             10,838
(Senior Vice President, Secretary and       2000      228,025      225,000            --             10,827
  General Counsel)......................    1999      207,000      190,000        47,500              7,317

Charles J. Schafer                          2001      248,230      250,000        18,000            118,438
(Vice President, Business Operations        2000      230,000      175,000            --            118,368
  and President of the Products Group)..    1999      212,608       85,000        22,500            215,873

-------------
(1) Amounts for the year ended December 31, 2001 include: (a) our matching contributions of $6,800 under our savings plan for Messrs. LaPenta, Strianese, Cambria and Schafer; (b) the value of supplemental life insurance programs in the amounts of $11,125 for Mr. Lanza, $27,506 for Mr. LaPenta, $6,990 for Mr. Strianese, $4,038 for Mr. Cambria and $8,638 for Mr. Schafer; and (c) an employment signing bonus of $103,000 for Mr. Schafer.

OPTION GRANTS IN FISCAL YEAR 2001

         The following table shows the options to purchase common stock granted in fiscal year 2001 to the named executive officers.

                                            % TOTAL                                              GRANT
                             OPTIONS        OPTIONS          SHARE           EXPIRATION           DATE
NAME                        GRANTED(#)      GRANTED        PRICE ($)            DATE           VALUE ($)
------------------------   ------------  -------------  --------------     ---------------  ----------------
Frank C. Lanza..........          --          0.00%              --                                   --
Robert V. LaPenta.......          --          0.00%              --                                   --
Michael T. Strianese....      27,000          2.44%          $79.39           11/15/11         $ 877,410
Christopher C. Cambria..      27,000          2.44%           79.39           11/15/11           877,410
Charles J. Schafer......      18,000          1.63%           79.39           11/15/11           584,940
                             -------                                                           ---------
                              72,000                                                           $2,339,760
                             =======                                                           ==========

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table provides information on options to purchase our common stock that were exercised during fiscal year 2001 by our named executive officers; the total numbers of exercisable and non-exercisable options to purchase our common stock owned by our named executive officers at December 31, 2001, and the aggregate dollar value of such options that were in-the-money at December 31, 2001.




                                                                                                             VALUE OF
                                                                          NUMBER OF                        UNEXERCISED
                                                                   SECURITIES UNDERLYING                   IN-THE-MONEY
                                  SHARES                            UNEXERCISED OPTIONS                     OPTIONS AT
                                 ACQUIRED           VALUE           AT FISCAL YEAR-END (#)               FISCAL YEAR-END ($)(1)
                                    ON             REALIZED     ---------------------------------  ---------------------------------
NAME AND PRINCIPAL POSITION      EXERCISE(#)          ($)       EXERCISABLE    UNEXERCISABLE(2)     EXERCISABLE     UNEXERCISABLE(2)
----------------------------  --------------      ------------  -------------  ------------------   -------------  -----------------
Frank C. Lanza
(Chairman and Chief
  Executive Officer)........         --                 --         800,000            114,286        $66,824,000         $9,546,310

Robert V. LaPenta
(President and Chief
  Financial Officer)........         --                 --         700,000            114,286         58,471,000          9,546,310

Michael T. Strianese
(Senior Vice
  President, Finance).......     17,000         $1,192,295          37,666             42,834          2,045,467          1,105,255

Christopher C. Cambria
(Senior Vice
  President,
  Secretary and
  General Counsel)..........     25,000          1,552,136          20,066             42,834          1,028,467          1,105,255

Charles J. Schafer
(Vice President,
  Business Operations
  and President of
  the Products Group).......     17,500            124,750          13,500             25,500            801,750            584,730

---------------
(1) In accordance with SEC rules, the values of the in-the-money options were calculated by subtracting the exercise prices of the options from the December 31, 2001 closing stock price of our common stock of $90.00.

(2) These options are unexercisable because they have not yet vested under their terms.

                          REPORT OF THE AUDIT COMMITTEE

         The directors who serve on the audit committee are all "independent" in accordance with the New York Stock Exchange listing standards.

         We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

         We have discussed with the independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP, required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence.

         Based on the activities referred to above, we recommended to the board of directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2001.

                            INDEPENDENT AUDITOR FEES

         For services rendered in 2001 by PricewaterhouseCoopers LLP, our independent auditors, we incurred the following fees:

     o Audit Fees (for the audit of the 2001 financial statements and quarterly reviews) -- $1,087,000

     o    Financial Information Systems Design and Implementation Fees --$0

     o All Other Fees ($1,510,036 for tax services and $1,155,343 for other audit services, including acquisition audits, review of SEC registrations, benefit plan and other statutory audits, and $200,000 applicable to the audit of our 2000 financial statements) -- $2,665,379

         As set forth in the Audit Committee Charter, the audit committee has considered and determined that the provision of the services covered under the caption All Other Fees is compatible with maintaining the auditor's independence.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation committee is responsible for reviewing the design of, and pay levels generated by, our compensation and benefit programs for our executive officers. The committee is also responsible for administering our stock option program.

         The committee is committed to ensuring an executive compensation program that supports our mission -- to maximize stockholder value. Thus, the executive compensation is structured around the following tenets:

     o Total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent on our achievement and individual performance goals.

     o Management should be focused on the long-term interests of stockholders. Thus, a significant portion of the compensation opportunity should be long-term, at-risk pay in the form of stock options.

     o We must maintain our ability to attract, retain, and encourage the development of qualified, capable executives. Total compensation opportunities will mirror those offered by comparably sized organizations within the aerospace and defense industries -- for those positions where the labor market is not limited to these industries, we will reference broader general industry information for similarly sized organizations.

         The comparative group used for compensation purposes will generally be broader than the group that comprises the published industry index in the performance graph included in this proxy statement. The compensation committee believes that our competition for executive talent is not limited to the companies included in the published industry index established for comparing stockholder returns.

         The key elements of our executive compensation program are base salary, annual incentives, and long-term compensation. These key elements are addressed separately below.

BASE SALARIES

         The compensation committee will regularly review the base salary for the Chief Executive Officer and the President. We have established internal relationships of other senior executive positions to those of the Chief Executive Officer and the President, and base salaries for these other positions flow from those relationships. Base salaries will be targeted at the median of market levels with adjustments above or below market to recognize varying levels of responsibility, prior experience, breadth of knowledge, as well as external pay practices.

         Increases to base salaries will be driven primarily by individual performance. Individual performance will be evaluated based on sustained levels of individual contribution.

         As reflected in the Summary Compensation Table, Mr. Lanza's base salary was $750,000 in 2001, 2000 and 1999 as provided for in his employment agreement. In determining future increases to Mr. Lanza's base salary, the compensation committee will consider his individual performance as measured by short-term achievements as well as his contributions to long-term organizational success. The compensation committee will also compare Mr. Lanza's base salary to base salaries of chief executive officers among comparable companies.

ANNUAL INCENTIVES

         The annual incentive plan is structured to provide a variable pay opportunity based on performance. Actual bonuses are based on an assessment of the participant's contributions toward organizational success.

         Mr. Lanza received a bonus of $750,000 in 2001.

         On April 30, 1997 at the time Messrs. Lanza and LaPenta entered into their respective employment agreements they were each granted a stock option on 1,142,857 shares of common stock, 50% of which vested over time and 50% of which the vesting date was determined based on our achievement of certain annual or cumulative performance targets. On April 5, 1999, in recognition of their superior performance, the compensation committee amended the option grants to Messrs. Lanza and LaPenta to eliminate the performance targets and to provide that the unvested portion of the performance options vest and become exercisable as of April 30, 2000. In determining to amend the option grants, the compensation committee also took into account the fact that the existing performance targets were no longer applicable as a result of the acquisitions completed by us in 1998 and of our ongoing acquisition activities. See "Employment Agreements."

LONG-TERM INCENTIVES

         Long-term incentives are provided pursuant to the 1997 Plan and the 1999 Plan.

         Stock options will be granted at a price not less than the fair market value of our common stock on the date of grant. The ultimate value of an option grant to the recipient depends on the stockholder value created between the date of grant and the date of exercise. Option award size is based primarily on competitive practice but may also be adjusted to reflect factors such as individual and our company's performance.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

         Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the named executive officers to $1 million, unless certain requirements are met. The compensation committee will consider the impact of this provision when making compensation decisions. However, the compensation committee will weigh all pertinent factors to determine appropriate plan design and incentive awards.

         Members of the compensation committee are Robert B. Millard (Chairman), John E. Montague and Alan H. Washkowitz.

                             STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total return of our common stock with the cumulative total return of the Standard & Poor's 500 Composite Stock Index and a peer group index, for the period from May 19, 1998 to December 31, 2001. These figures assume that all dividends paid over the performance period were reinvested, and that the starting value of each index and the investment in our common stock was $100 on May 19, 1998. The starting point for the measurement of our common stock cumulative total return was our initial public offering price of $22.00 per share. The peer group index is composed of Alliant Techsystems Inc., General Dynamics Corporation and Northrop Grumman Corporation. The graph is not, and is not intended to be, indicative of future performance of our common stock.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                    CUMULATIVE TOTAL STOCKHOLDER RETURNS FOR
                  PERIOD OF MAY 19, 1998 TO DECEMBER 31, 2001


                            TOTAL SHAREHOLDER RETURNS


[GRAPHIC OMITTED]

                                                                                  QUARTER ENDING
                                                BASE         --------------------------------------------------------------------
                                               PERIOD          DECEMBER       DECEMBER       DECEMBER      DECEMBER
COMPANY / INDEX                               MAY 1998           1998           1999           2000          2001
---------------------------------------------------------------------------------------------------------------------------------
L-3 COMMUNICATIONS HOLDINGS INC..............   100             211.65         189.20        350.00         409.09
S&P 500 INDEX................................   100             111.75         135.27        122.95         108.34
PEER GROUP...................................   100              97.21          82.41        125.77         140.57
---------------------------------------------------------------------------------------------------------------------------------

                  (as prepared by Standard & Poor's Compustat)

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the 2001 fiscal year, Messrs. Robert Millard, John Montague and Alan Washkowitz served as members of the compensation committee of the board of directors. None of these individuals has served us or any of our subsidiaries as an officer or employee. Messrs. Millard and Washkowitz are limited partners of Lehman Brothers Capital Partners III, L.P., which, together with Lehman Brothers Holdings, Inc. and certain of their affiliates, owned 15.9 % of our outstanding common stock as of March 12, 2001 and, as of March 15, 2002 owned less than five percent of our outstanding common stock.

         Pursuant to a Stockholders Agreement entered into in connection with our incorporation, Lehman Brothers Capital Partners III, L.P. and its affiliates that directly own our common stock (the "Lehman Partnership"), have the right from time to time subject to certain conditions, to require us to register under the Securities Act shares of our common stock that the Lehman Partnership holds. The Lehman Partnership has the right to request up to four demand registrations and also has piggyback registration rights. We have agreed in the Stockholders Agreement to pay expenses in connection with, among other things, (i) up to three demand registrations requested by the Lehman Partnership and (ii) any registration in which the existing stockholders participate through piggyback registration rights granted under such agreement.

         None of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

                             EMPLOYMENT AGREEMENTS



         We have entered into an employment agreement (the "Employment Agreements") effective on April 30, 1997 with each of Mr. Lanza, our Chairman and Chief Executive Officer, who will receive a base salary of $750,000 per annum and appropriate executive level benefits, and Mr. LaPenta, our President and Chief Financial Officer, who will receive a base salary of $500,000 per annum and appropriate executive level benefits. The Employment Agreements provide for an initial term of five years, which will automatically renew for one-year periods thereafter, unless a party thereto gives notice of its intent to terminate at least 90 days prior to the expiration of the term. We are currently negotiating the terms of a renewal of these contracts.

         Upon a termination without cause or resignation for good reason, we will be obligated, through the end of the term, to (i) continue to pay the base salary and (ii) continue to provide life insurance and medical and hospitalization benefits comparable to those provided to other senior executives; provided, however, that any such coverage shall terminate to the extent that Mr. Lanza or Mr. LaPenta, as the case may be, is offered or obtains comparable benefits coverage from any other employer. The Employment Agreements provide for confidentiality during employment and at all times thereafter. There is also a noncompetition and non-solicitation covenant which is effective during the employment term and for one year thereafter; provided, however, that if the employment terminates following the expiration of the initial term, the noncompetition covenant will only be effective during the period, if any, that we pay the severance described above.

         We have granted each of Messrs. Lanza and LaPenta nonqualified options to purchase, at $6.47 per share, 1,142,857 shares of our common stock. In each case, half of the options were structured as "time options" and half were structured initially as "performance options," collectively referred to herein as the options. The time options became exercisable with respect to 20% of the shares subject to the time options on each of March 2, 1998, April 30, 1999 and April 30, 2000 and will become exercisable with respect to an additional 20% of the shares subject to the time options on each of April 30, 2001 and 2002 if employment continues through and including these dates. The performance options were initially structured to become exercisable nine years after the grant date, but became exercisable earlier if certain targets for our earnings before interest, income taxes, depreciation and amortization were achieved. On April 5, 1999, we amended the performance options to eliminate the performance target acceleration provisions and to provide that the unvested portion of the performance options vest and become exercisable as of April 30, 2000. The option term is ten years through April 30, 2007; except that if (i) the option-holder is fired for cause or resigns without good reason, the options will expire upon termination of employment or (ii) the option-holder is fired without cause, resigns for good reason, dies, becomes disabled or retires, the options will expire one year after termination of employment. Unexercisable options will terminate upon termination of employment, unless acceleration is expressly provided for. Upon a change of control, we may terminate the options, so long as the option-holders are cashed out or permitted to exercise their options prior to this change of control.

         We also have entered into a split-dollar life insurance agreement with Mr. LaPenta. Under the split-dollar agreement, we own and pay the premiums on the life insurance policy, and Mr. LaPenta has the right to designate a beneficiary to receive a fixed portion of the policy death benefit. The balance of the death benefit will be payable to us as a recovery of our investment.

                               PENSION PLAN TABLE

         The following table shows the estimated annual pension benefits payable under the L-3 Communications Corporation Pension Plan and Supplemental Executive Retirement Plan to a covered participant upon retirement at normal retirement age (65), based on the career average compensation (salary and bonus) and years of credited service with us.



       AVERAGE                                        YEARS OF CREDITED SERVICE
    COMPENSATION      --------------------------------------------------------------------------------------------
    AT RETIREMENT          5            10           15           20           25           30           35
--------------------- ------------    -------      --------     -------     -------      -------       -------
      $ 300,000.....    $19,000       $34,244      $46,461      $60,403      $71,670      $80,793      $88,154
        400,000.....     25,652        46,235       62,735       81,492       96,621      108,844      118,693
        500,000.....     32,305        58,225       79,009      102,577      121,568      136,890      149,226

        600,000.....     38,954        70,212       95,278      123,664      146,519      164,944      179,765
        700,000.....     45,607        82,203      111,553      144,749      171,467      192,988      210,297
        800,000.....     52,259        94,193      127,827      165,838      196,418      221,038      240,837
        900,000.....     58,911       106,182      144,099      186,923      221,365      249,086      271,370
      1,000,000.....     65,564       118,174      160,374      208,011      246,313      277,135      301,907
      1,100,000.....     72,214       130,162      176,646      229,097      271,263      305,183      332,442
      1,200,000.....     78,867       142,153      192,920      250,184      296,212      333,232      362,979
      1,300,000.....     85,519       154,143      209,194      271,270      321,161      361,280      393,513
      1,400,000.....     92,171       166,132      225,466      292,357      346,112      389,331      424,053
      1,500,000.....     98,823       178,123      241,741      313,445      371,062      417,380      454,587

         As of December 31, 2001, the current annual compensation and current years of credited service (including for Messrs. LaPenta and Strianese, years of credited service as an employee of Loral and Lockheed Martin) for each of the following persons were: Mr. Lanza, $1,250,000 and five years; Mr. LaPenta, $945,577 and 30 years; Mr. Strianese, $480,000 and 12 years; Mr. Cambria, $460,000 and five years; and Mr. Schafer, $423,320 and three years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As of March 15, 2002 the Lehman Partnership owned 4.4% of our common stock; and prior to their sale of our common stock pursuant to Rule 144A on September 17, 2001, the Lehman Partnership beneficially owned more than five percent of our common stock.

STOCKHOLDERS AGREEMENT

         In connection with our incorporation we, Lehman Brothers Capital Partners III, L.P. and certain of its affiliates, Messrs. Lanza and LaPenta and Lockheed Martin entered into the Stockholders Agreement, which terminated upon the completion of our initial public offering and upon the sale of our common stock to less than 10% of our outstanding common stock, except for the terms relating to:

          o    registration rights; and

          o    the standstill agreement by Lockheed Martin.

         Pursuant to the Stockholders Agreement, at this time Messrs. Lanza and LaPenta and the Lehman Partnership have the right, subject to certain conditions, to require L-3 Communications Holdings to register their shares of our common stock under the Securities Act of 1933. The Lehman Partnership has four demand rights and each of Messrs. Lanza and LaPenta has one demand registration right. Lockheed Martin sold all of its shares of our common stock in 1999. In addition, the Stockholders Agreement also provides some existing stockholders with piggyback registration rights. The Stockholders Agreement provides, among other things, that we will pay expenses incurred in connection with:

          o up to three demand registrations requested by the Lehman Partnership and the two demand registrations requested by each of Messrs. Lanza and LaPenta; and

          o any registration in which those parties participate through piggyback registration rights granted under the agreement.

         The Lehman Partnership sold 2.0 million of their shares of our common stock through the exercise of their piggyback registration rights in our February 1999 common stock offering.

         Under the Stockholders Agreement, Lockheed Martin is subject to a standstill arrangement that expires on April 30, 2002, which generally prohibits its share ownership percentage in us, if any, from exceeding 34.9%.

TRANSACTIONS WITH AFFILIATES

     One provision of the Stockholders Agreement which expired after the Lehman Partnership no longer owned 10% of our common stock, gave Lehman Brothers Inc. the exclusive right to provide investment banking services to us, other than in connection with cash acquisitions undertaken by us, through April 2002.

     Over the past three years, Lehman Brothers Inc. has entered into various transactions with us and our subsidiaries. As required by the Stockholders Agreement, all fees paid in connection with such transactions and services were mutually agreed upon and, in our opinion, based on similar transactions and practices in the investment banking industry. We believe that all of these transactions were entered into on terms and conditions at least as favorable to us as they would have been had we entered into these transactions with other investment banks.

CAPITAL MARKETS SERVICES

     In May 1998, Lehman Brothers Inc. acted as one of several initial purchasers and placement agents of $180.0 million of 8-1/2% Senior Subordinated Notes due 2008 issued by our subsidiary, L-3 Communications. In May 1998, Lehman Brothers Inc. acted as lead underwriter of our common stock we sold in our initial public offering. Lehman Brothers Inc. also acted as one of several initial purchasers and placement agents of $200.0 million of 8% Senior Subordinated Notes due 2008 issued by L-3 Communications in December 1998. In February 1999, Lehman Brothers Inc. acted as lead underwriter of the 5.0 million shares we sold in a follow-on public offering. Additionally, as part of that transaction, the Lehman Partnership sold 6.5 million shares of their shares of our common stock in a secondary public offering. In November and December 2000, Lehman Brothers Inc. was the sole initial purchaser of $300.0 million of our 5.25% Convertible Senior Subordinated Notes due 2009. In October 2001, Lehman Brothers Inc. acted as one of several initial purchasers of $420.0 million of our 4% Senior Subordinated Convertible Contingent Debt Securities due 2011. In each of these financing transactions, Lehman Brothers Inc. received customary fees, underwriting discounts and commissions.

     In addition, Lehman Brothers Inc. has been engaged as joint book running manager and/or joint book running initial purchaser of a contemplated offering of debt securities to replace our bridge loan facility entered into in March 2002 in connection with the Raytheon Acquisition, as defined below.

MERGER AND ACQUISITIONS ADVISORY SERVICES

     In January 1999, Lehman Brothers Inc. acted as our advisor in connection with our acquisition of Microdyne Corporation. In April 1999, Lehman Brothers Inc. acted as our advisor in connection with our acquisition of Aydin Corporation. In 2002, Lehman Brothers Inc., acted as our advisor in connection with the acquisition of all of the assets of Aircraft Integration Systems, a division of Raytheon Company (the "Raytheon Acquisition"). For these services, Lehman Brothers Inc. received customary fees.

SENIOR CREDIT FACILITIES

     In May 1998, Lehman Brothers Inc. acted as joint lead arranger and joint book manager and Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., acted as documentation agent, syndicate agent and lender in connection with two of L-3 Communications' senior credit facilities. In connection with those transactions both Lehman Brothers Inc. and Lehman Commercial Paper Inc. received customary fees and interest. In connection with L-3 Communications' $300.0 million 364-day revolving senior credit facility entered into in April 2000, Lehman Brothers Inc. acted as joint lead arranger and joint book manager and Lehman Commercial Paper Inc. acted as documentation agent, syndicate agent and lender. L-3 Communications entered into its senior credit facilities after arms-length negotiations and on the same terms with all of the other parties thereunder. During the twelve-month period ended February 28, 2002 Lehman Brothers Inc. and Lehman Commercial Paper Inc. received interest payments and
fees under these senior credit facilities totaling approximately $      million.


         In connection with the Raytheon Acquisition, Lehman Brothers Inc. acted as joint book running manager and joint lead arranger and Lehman Commercial Paper Inc. acted as administrative agent with respect to our bridge loan facility entered into in March 2002. In connection with those transactions both Lehman Brothers Inc. and Lehman Commercial Paper Inc. received customary fees and interest.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. All Section 16(a) forms required to be filed were filed on a timely basis.

        PROPOSAL 2. INCREASING THE AUTHORIZED COMMON AND PREFERRED STOCK

         On February 5, 2002, subject to stockholder approval, the Board of Directors authorized an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from one hundred million (100,000,000) shares to three hundred million (300,000,000) shares and the number of authorized shares of our preferred stock ("Preferred Stock"), from twenty-five million (25,000,000) to fifty million (50,000,000) shares. If approved by the stockholders, the first paragraph of Section 4 of our Amended and Restated Certificate of Incorporation would be amended to provide as follows:

                           "Fourth: The total number of shares of all classes of
                  stock which the Corporation shall have the authority to issue is 350,000,000 shares, consisting of 300,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and 50,000,000 share of preferred stock, par value $0.01 per share (the "Preferred Stock"). Set forth below with respect to each class of stock of the Corporation is a statement of the voting powers and the designations, preferences, rights, qualifications, limitations and restrictions thereof:"

         We are currently authorized to issue 100,000,000 shares of Common Stock. As of the Record Date, 39,608,831 shares of Common Stock were issued and outstanding, and 15,392,774 shares of Common stock were reserved for the (1) potential conversion of our convertible notes and convertible contingent debt securities into shares of Common Stock, (2) issuance upon exercise of outstanding stock options, (3) options that may be granted in the future under our stock option plan, and (4) the issuance of Common Stock pursuant to our employee stock purchase plan. Accordingly, there are only 44,998,395 shares of Common Stock available for issuance. The Company is currently authorized to issue 25,000,000 shares of Preferred Stock. As of the Record Date, no shares of preferred stock were issued and outstanding.

         The Board of Directors believes that it is advisable and in our best interest and in the best interest of our stockholders to have available authorized but unissued shares of Common Stock and Preferred Stock in an amount adequate to provide for our future financing needs. The additional shares will be available for issuance from time to time in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by New York Stock Exchange rules), for any proper corporate purpose including, among other things, stock splits, stock dividends, future acquisitions of property or securities of other corporations, convertible debt financing and equity financings. As previously announced, we intend to finance part of the Raytheon Acquisition with the sale of our Common Stock, which if such sale is successfully completed, will use a portion of our authorized but unissued shares of Common Stock. As we are not contemplating offerings of the Preferred Stock in the proximate future, the terms of such securities have not been determined. The rights and preferences of Preferred Stock, such as dividends or interest rates, conversion prices, voting rights, liquidation preferences, redemption prices, maturity dates and similar matters, will be determined by the Board of Directors, without further authorization of the stockholders. No stockholder has any preemptive rights regarding future issuance of any shares of Common Stock and Preferred Stock.

         We have no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock and Preferred Stock. Further, the Board of Directors believes that if an increase in the authorized number of shares of Common Stock and Preferred Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company's stockholders at that time could significantly impair the Company's ability to meet financing requirements or other objectives.

         The issuance of additional shares of Common Stock and Preferred Stock may have the effect of diluting the stock ownership of persons seeking to obtain control of us. Although the Board of Directors has no present intention of doing so, our authorized but unissued Common Stock and Preferred Stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly, and less likely. The proposed amendment to the Amended and Restated Certificate of Incorporation is not being recommended in response to any specific effort of which we are aware to obtain control of the Company, nor is the Board of Directors currently proposing to stockholders any anti-takeover measures.

         A majority of the outstanding voting stock is required to amend our Amended and Restated Certificate of Incorporation.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AMOUNT OF OUR AUTHORIZED COMMON AND PREFERRED STOCK.

                  PROPOSAL 3. SELECTION OF INDEPENDENT AUDITORS

         The board of directors has selected PricewaterhouseCoopers LLP to act as our independent auditors for the 2002 fiscal year, and a proposal to ratify this selection will be submitted to the Annual Meeting. PricewaterhouseCoopers LLP has acted as our independent auditors since our formation in 1997 and management believes it desirable and in our best interests to continue the employment of that firm. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

         If the foregoing proposal is not approved by the holders of a majority of the shares represented at the Annual Meeting and voting on the proposal, the selection of independent auditors will be reconsidered by the board of directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement. Information in this proxy statement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

          o The Financial Statements and Other Information section of our Annual Report to stockholders for the year ended December 31, 2001, to be mailed to stockholders with our annual proxy statement.

         You can request a copy of these filings at no cost, by writing or calling us at the following address:

                  L-3 Communications Holdings, Inc.
                  600 Third Avenue
                  New York, New York 10016
                  (212) 697-1111
                  Attention: Corporate Secretary.

         You should not assume that the information in this proxy statement is accurate as of any date other than the date on the front of this document.

                              STOCKHOLDER PROPOSALS

         Any stockholder desiring to submit a proposal to be presented for consideration in our 2003 proxy statement must submit such proposal to us no later than the close of business on December 26, 2002. Such proposals should be sent by Certified Mail -- Return Receipt Requested to the attention of the Secretary, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.

         Under the current rules of the SEC, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the common stock and to have held such stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

                            GENERAL AND OTHER MATTERS

         At the date of this proxy statement, we know of no business that will be brought before the Annual Meeting other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments of the Annual Meeting, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.

         We have provided each Stockholder whose proxy is being solicited hereby, a copy of our Annual Report for the year ended December 31, 2001, including our consolidated financial statements. Written requests for additional copies should be directed to: Corporate Communications, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.

         Please complete, date and sign the proxy and return it promptly in the enclosed reply envelope. No postage is required if returned in the accompanying envelope and mailed in the United States.

                                    By Order of the Board of Directors,

                                    /s/ Christopher C. Cambria

                                    Christopher C. Cambria

                                    Senior Vice President, Secretary and General
                                    Counsel

New York, New York
March  , 2002

                                      PROXY


                        L-3 COMMUNICATIONS HOLDINGS, INC.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF L-3 COMMUNICATIONS HOLDINGS, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD APRIL 23, 2002, AND SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF MEETING AND PROXY STATEMENT PERTAINING THERETO.

The undersigned shareholder hereby appoints Frank C. Lanza, Robert V. LaPenta, Christopher C. Cambria or Michael T. Strianese, or any one of them, attorneys and agents, or proxy or proxies, with full power of substitution, in the name and on behalf of the undersigned, to attend, vote and act at the Annual Meeting of Stockholders to be held on April 23, 2002, at 2:30 p.m., eastern daylight time, at the Rihga Royal Hotel, 151 West 54th Street, New York, NY, and at any and all adjournments thereof, upon the matters set forth below and in accordance with their discretion on any other matters that may properly come before the meeting or adjournment thereof:

A STOCKHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A STOCKHOLDER, TO REPRESENT HIM AT THE MEETING MAY DO SO by inserting such other person's name in the space provided above.

This proxy, when properly executed, will be voted in accordance with the directions of the undersigned stockholder. IN THE ABSENCE OF SUCH DIRECTIONS, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE HEREOF, FOR THE APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE AMOUNT OF AUTHORIZED CAPITAL STOCK AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

NO POSTAGE IS REQUIRED IF RETURNED IN THE ENVELOPE AND MAILED IN THE UNITED STATES.

-------------------------------------------------------------------------------

                          [ ] FOLD AND DETACH HERE [ ]

 [X]     Please mark your
         choices like this in
         blue or black ink.

-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS A, B AND C
-------------------------------------------------------------------------------
(a) Election of             FOR       WITHHELD     Class I Nominees:
    Directors             [     ]     [     ]      01. Frank C. Lanza
                                                   02. Robert V. LaPenta
                                                   03. John M. Shalikashvili


FOR, except vote withheld from the following nominee(s):


(b) Approval of Increase              FOR         AGAINST         ABSTAIN
    in Authorized Capital           [     ]       [     ]          [     ]
    Stock

(c) Appointment of              FOR      AGAINST       ABSTAIN
    PricewaterhouseCoopers    [     ]    [     ]       [     ]
    LLP as Auditors



                             I plan to attend the Annual Meeting of Stockholders

-------------------------------------------------------------------------------

                    NOTE: Please sign exactly as names appears hereon. When signing as attorney, executor, administrator, trustee, authorized officer of a corporation or in any representative capacity, please insert your name and title as such. Joint owners should each sign individually.

                    -----------------------------------------------------


                    ------------------------------------------------------
                    SIGNATURE OF STOCKHOLDER(S)                DATE
                    (If not dated, this proxy is deemed to bear the date when mailed by the Company.)



[L-3 GRAPHIC]

--------------------------------------------------------------------------------

                       - -     FOLD AND DETACH HERE      - -


                             RETAIN ADMISSION TICKET


                   TELEPHONE AND INTERNET VOTING INSTRUCTIONS

L-3 Communications Holdings, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You may use the telephone or Internet to vote your shares electronically, 24 hours a day, 7 days a week. To access the telephone or Internet voting system, you must use the control number printed in the box above.

1. To vote over the telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683).

2. To vote over the Internet: Log onto the Internet and go to the web site http://www.eproxyvote.com/lll

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.




                                ADMISSION TICKET

Please indicate whether you plan to attend the 2002 Annual Meeting of Stockholders by marking the appropriate box on the Proxy Card, or if you use the telephone system, when prompted. Only the stockholder(s) whose name(s) appears on this ticket, or the proxy of that stockholder, will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 2:30 p.m.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
                      ANNUAL MEETING OF STOCKHOLDERS
                      TUESDAY, APRIL 23rd, 2002, 2:30 P.M. EASTERN DAYLIGHT TIME RIHGA ROYAL HOTEL
                      151 WEST 54TH STREET
                      NEW YORK, NY